Exhibit 5.1.3



                                 June 28, 1996





Asset Backed Securities Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

            Re:   Asset Backed Securities Corporation
                  Registration Statement on Form S-3
                  (Registration No. 333-00365)
                  -----------------------------------

Ladies and Gentlemen:

            We have acted as counsel for Asset Backed Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on January 23, 1996, of the Registration Statement on Form S-3 (File No. 333-00365), as amended by Amendment No. 1 filed with the Commission on May 28, 1996 and Amendment No. 2 filed with the Commission on June 28, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) certificates (the "Receivables Pooling Certificates") issued by a Trust (as defined below) the Base Assets of which consist of a portfolio of receivables arising in consumer or corporate credit card, revolving credit, charge card and debit card accounts, (ii) certificates (the "CRB Backed Certificates") issued by a Trust, the Base Assets of which consist of certain credit card security backed certificates (such Receivables Pooling Certificates and CRB Backed Certificates are referred to herein, collectively, as the "Certificates") and (iii) notes (the "Notes") issued by a Trust, the Base Assets of which consist of certain credit card security backed certificates (such Certificates and Notes are referred to herein, collectively, as the "Securities"). As described in the Registration Statement, the Securities will be issued from time to time in series (each, a "Series"). Each Series of Receivables Pooling Certificates will be issued by a Trust to be formed by the Registrant pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Registrant, the Servicer named therein and the Trustee named therein. Each Series of CRB Backed Certificates will be issued by a Trust to be formed pursuant to a trust agreement (a "Trust Agreement") between the Registrant

Asset Backed Securities Corporation
June 28, 1996
Page 2


and the Trustee named therein. Each Series of Notes will be issued by a Trust formed pursuant to a Trust Agreement and pursuant to an indenture (an "Indenture") between the Trust and the Indenture Trustee named therein (each trust formed pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, a "Trust"). The Pooling and Servicing Agreement, Trust Agreement and/or Indenture pursuant to which a Series of Securities is issued are referred to herein, as applicable, as the "Governing Document" or "Governing Documents" with respect to such Series of Securities. Capitalized terms used but not otherwise defined herein are defined in the Registration Statement or in the forms of Pooling and Servicing Agreement, Trust Agreement or Indenture filed as exhibits to the Registration Statement. The Securities of each Series are to be sold as described in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Securities (the "Prospectus" and the "Prospectus Supplement", respectively).

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (d) the truth, accuracy and completeness of the information, representations and warranties in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinions expressed herein, which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

            Based on and subject to the foregoing and assuming that each Governing Document with respect to each Series of Securities is executed and delivered in substantially the related form that we have examined and that the transactions contemplated to occur under the Registration Statement and the related Governing Document or Governing Documents with respect to such Series of Securities in fact occur in accordance with the terms thereof, we are of the opinion that when

            (i) the Registration Statement becomes effective pursuant to the provisions of the Act,

            (ii) the issuance and principal terms of such Securities have been duly authorized by appropriate corporate action,

            (iii) the Governing Document or Governing Documents with respect to such Series of Securities have been duly completed, executed and delivered by the parties thereto

Asset Backed Securities Corporation
June 28, 1996
Page 3

      substantially in the forms filed as exhibits to the Registration Statement reflecting the terms established as described above and

            (iv) such Securities have been duly executed, authenticated and delivered in accordance with the terms and conditions of the related Governing Document or Governing Documents with respect to such Series of Securities, and in the manner described in the Registration Statement, any amendment thereto and the Prospectus and Prospectus Supplement relating thereto, such Securities (a) in the case of Certificates will be legally issued and will duly evidence all the beneficial ownership interest in the related Trust and (b) in the case of Notes, will be legally issued and binding obligations of the related Trust, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            We know that we are referred to under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1.3 thereto. In giving such consent, we do not consider that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

            We are members of the bar of the State of New York and we do not express any opinion as to any laws other than the law of the State of New York and the federal law of the United States of America.


                                   Very truly yours,



                                   /s/ Sidley & Austin